Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 20, 1998
                           Servicer Certificate #21

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $226,051,917.20
Beginning Pool Factor                                           0.4646423

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,737,154.64
     Interest Collected                                     $1,885,920.79

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $795,132.73
Total Additional Deposits                                     $795,132.73

Repos / Chargeoffs                                            $600,037.39
Aggregate Number of Notes Charged Off                                 115

Total Available Funds                                      $14,278,051.09

Ending Pool Balance                                       $213,854,882.24
Ending Pool Factor                                              0.4395717

Servicing Fee                                                 $188,376.60

Repayment of Servicer Advances                                $140,157.07

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,464,443.44
     Target Percentage                                               2.50%
     Target Balance                                         $5,346,372.06
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($734,296.18)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.933%
Current Weighted Average Remaining Term (months):                   31.45

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,551,962.12      1,254
                                31 - 60 days            $512,671.68        376
                                60+  days               $214,081.39         86

     Total:                                           $2,278,715.19      1,270

     Balances:                  60+  days             $2,554,666.54         86

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $45,026.11
+    Excess Serv.                                       $689,270.07
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,464,443.44

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 1998

                                                                    NOTES
                                                                                                       CLASS B          CLASS C
                                 TOTAL         CLASS A - 1        CLASS A - 2       CLASS A - 2      CERTIFICATES     CERTIFICATES
                            $486,507,362.75   $106,500,000.00   $111,900,000.00   $236,500,000.00   $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                           0.00%             0.00%            93.50%            3.50%            3.00%
     Coupon                                            5.490%            5.930%            6.330%           6.500%           7.450%

Beginning Pool Balance      $226,051,917.20
Ending Pool Balance         $213,854,882.24

Collected Principal          $11,596,997.57
Collected Interest            $1,885,920.79
Charge - Offs                   $600,037.39
Liquidation Proceeds/Recoveries $795,132.73
Servicing                       $188,376.60
Cash Transfer from Reserve Account    $0.00
Total Collections Available
  for Debt Service           $14,089,674.49

Beginning Balance           $226,051,917.20             $0.00             $0.00   $204,451,658.41   $11,639,549.26    $9,960,709.53

Interest Due                  $1,203,369.46             $0.00             $0.00     $1,078,482.50       $63,047.56       $61,839.40
Interest Paid                 $1,203,369.46             $0.00             $0.00     $1,078,482.50       $63,047.56       $61,839.40
Principal Due                $12,197,034.96             $0.00             $0.00    $11,404,227.69      $426,896.22      $365,911.05
Principal Paid               $12,197,034.96             $0.00             $0.00    $11,404,227.69      $426,896.22      $365,911.05

Ending Balance              $213,854,882.24               $0.00           $0.00   $193,047,430.72   $11,212,653.04    $9,594,798.48
Note / Certificate Pool Factor                           0.0000          0.0000            0.8163           0.6585           0.6581
   (Ending Balance / Original Pool Amount)
Total Distributions          $13,400,404.42               $0.00           $0.00    $12,482,710.19      $489,943.78      $427,750.45

Interest Shortfall                    $0.00               $0.00           $0.00             $0.00            $0.00            $0.00
Principal Shortfall                   $0.00               $0.00           $0.00             $0.00            $0.00            $0.00
     Total Shortfall                  $0.00               $0.00           $0.00             $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                $689,270.07
     (see Memo Item - Reserve Account)

Beginning Reserve Acct. Bal. $10,464,443.44
(Release) / Draw               ($734,296.18)
Ending Reserve Acct Balance   $9,730,147.26

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of June 1998


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)   Delinquency Trigger
C)   Noteholders Percent Trigger

                                  6                 5                4                 3               2                 1
                               Jan-98            Feb-98           Mar-98           Apr-98           May-98            Jun-98
Beginning Pool Balance     $290,293,937.92  $271,290,173.60  $258,022,892.73  $246,172,998.69  $234,126,757.26  $226,051,917.20

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $1,108,101.38      $664,343.07      $619,153.90      $924,170.15      $540,216.26      $600,037.39
Recoveries                     $553,894.62      $825,149.66    $1,334,354.14    $2,397,242.15      $593,326.92      $795,132.73

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $2,207,667.12                Total Charged off (Months 1 - 6)       $4,456,022.15
  Total Recoveries (Months 3, 2, 1)           $3,785,701.80                Total Recoveries (Months 1 - 6)        $6,499,100.22
  Net Loss / (Recoveries) for 3 Mos          ($1,578,034.68)(a)            Net Loss/(Recoveries) for 6 Mos.      ($2,043,078.07)(c)

  Total Balance (Months 5, 4, 3)            $775,486,065.02(b)             Total Balance (Months 1 - 6)       $1,525,958,677.40(d)

  Loss Ratio Annualized  [(a/b) * (12)]             -2.4419%               Loss Ratio Annualized [(c/d) (12)]          -1.60666%

  Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                         No

                                                                                   Apr-98           May-98            Jun-98
B)   Delinquency Trigger:                                                       $2,611,553.65    $2,892,433.92    $2,554,666.54
     Balance delinquency 60+ days                                                    1.06086%         1.23541%         1.13012%
     As % of Beginning Pool Balance                                                  1.10866%         1.11245%         1.14213%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer